EXHIBIT 3(b)
                                  ------------
                               CODE OF REGULATIONS
                                       OF
                              PEOPLES BANCORP INC.
                               Charter no. 834364

                                   ARTICLE ONE
                            MEETINGS OF SHAREHOLDERS


Section 1.01. Annual Meetings.
------------------------------

         The annual meeting of the shareholders for the election of directors, for the consideration of reports to be laid before such meeting and for the transaction of such other business as may properly come before such meeting, shall be held on the first Tuesday of April in each year or on such other date as may be fixed from time to time by the directors.


Section 1.02. Calling of Meetings.
----------------------------------

         Meetings of the shareholders may be called only by the chairman of the board, the president, or, in case of the president's absence, death, or disability, the vice president authorized to exercise the authority of the president; the secretary; the directors by action at a meeting, or a majority of the directors acting without a meeting; or the holders of at least a majority of all shares outstanding and entitled to vote thereat.


Section 1.03. Place of Meetings.
--------------------------------

         Meetings of shareholders may be held either within or outside the State of Ohio. Meetings of shareholders may be held in any manner or place, if any, determined by the directors and permitted by Ohio law. If authorized by the directors, the shareholders and proxy holders who are not physically present at a meeting of shareholders may attend a meeting of shareholders by use of communications equipment as may be permitted by Ohio law.

Section 1.04. Notice of Meetings.
---------------------------------

         (A) Written notice stating the time, place, if any, and purposes of a meeting of the shareholders, and the means, if any, by which shareholders can be present and vote at the meeting through the use of communications equipment, and any other matters related to the conduct of the meeting required by Ohio law to be specified in such notice shall be given by personal delivery, by mail, by overnight delivery service, or by any other means of communication authorized by the shareholder to whom notice is given. Any such notice shall be given not less than seven nor more than sixty days before the date of the meeting,

                  (1) to every shareholder of record entitled to notice of the meeting,

                  (2)  by or at the direction of the president or the secretary.

                  If mailed or sent by an overnight delivery service, such notice shall be sent to the shareholder at the shareholder's address as it appears on the records of the corporation. If sent by another means of communication authorized by the shareholder, such notice shall be sent to the address furnished by the shareholder for such transmissions. Notice of adjournment of a meeting need not be given if the time and place, if any, to which it is adjourned and the means, if any, by which shareholders can be present and vote at the adjourned meeting through the use of communications equipment are fixed and announced at the meeting. In the event of a transfer of shares after the record date for determining the shareholders who are entitled to receive notice of a meeting of shareholders, it shall not be necessary to give notice to the transferee. Nothing herein contained shall prevent the setting of a record date in the manner provided by law, the Articles or the Regulations for the determination of shareholders who are entitled to receive notice of or to vote at any meeting of shareholders or for any purpose required or permitted by law.

         (B) Following receipt by the president or the secretary of a request in writing, specifying the purpose or purposes for which the persons properly making such request have called a meeting of the shareholders, delivered either in person or by registered mail to such officer by any persons entitled to call a meeting of shareholders, such officer shall cause to be given to the shareholders entitled thereto notice of a meeting to be held on a date not less than seven nor more than sixty days after the receipt of such request, as such officer may fix. If such notice is not given within fifteen days after the receipt of such request by the president or the secretary, then, and only then, the persons properly calling the meeting may fix the time of meeting and give notice thereof in accordance with the provisions of the Regulations.


Section 1.05. Waiver of Notice.
-------------------------------

         Notice of the time, place, if any, and purpose or purposes of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholder, which writing shall be filed with or entered upon the records of such meeting. The attendance of any shareholder, in person, by proxy or by the use of communications equipment, at any such meeting without protesting the lack of proper notice, prior to or at the commencement of the meeting, shall be deemed to be a waiver by the shareholder of notice of such meeting. A telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by a shareholder and that contains a waiver by that shareholder is a writing for purposes of this Section 1.05.

Section 1.06. Quorum.
---------------------

         At any meeting of shareholders, the holders of a majority of the voting shares of the corporation then outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum for such meeting. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, or the chairman of the board, the president, or the officer of the corporation acting as chairman of the meeting, may adjourn such meeting from time to time, and if a quorum is present at such adjourned meeting any business may be transacted as if the meeting had been held as originally called.


Section 1.07. Votes Required.
-----------------------------

         At all elections of directors the candidates receiving the greatest number of votes shall be elected. Any other matter submitted to the shareholders for their vote shall be decided by the vote of such proportion of the shares, or of any class of shares, or of each class, as is required by law, the Articles or the Regulations.


Section 1.08. Order of Business.
--------------------------------

         The order of business at any meeting of shareholders shall be determined by the officer of the corporation acting as chairman of such meeting unless otherwise determined by a vote of the holders of a majority of the voting shares of the corporation then outstanding, present in person or by proxy, and entitled to vote at such meeting.


Section 1.09. Shareholders Entitled to Vote.
--------------------------------------------
         Each shareholder of record on the books of the corporation on the record date for determining the shareholders who are entitled to vote at a meeting of shareholders shall be entitled at such meeting to one vote for each share of the corporation standing in his name on the books of the corporation on such record date. The directors may fix a record date for the determination of the shareholders who are entitled to receive notice of and to vote at a meeting of shareholders, which record date shall not be a date earlier than the date on which the record date is fixed and which record date may be a maximum of sixty days preceding the date of the meeting of shareholders.


Section 1.10. Proxies.
----------------------

         At meetings of the shareholders, any shareholder of record entitled to vote thereat may be represented and may vote by a proxy or proxies appointed by an instrument in writing signed by such shareholder or appointed in any other manner permitted by Ohio law. Any such instrument in writing or record of any such appointment shall be filed with the secretary of the meeting before the person holding such proxy shall be allowed to vote thereunder. No appointment of a proxy is valid after the expiration of eleven months after it is made, unless the writing or other communication which appoints such proxy specifies the date on which it is to expire or the length of time it is to continue in force.

Section 1.11. Inspectors of Election.
-------------------------------------

         In advance of any meeting of shareholders, the directors may appoint inspectors of election to act at such meeting or any adjournment thereof; if inspectors are not so appointed, the officer of the corporation acting as chairman of any such meeting may make such appointment. In case any person appointed as inspector fails to appear or act, the vacancy may be filled only by appointment made by the directors in advance of such meeting or, if not so filled, at the meeting by the officer of the corporation acting as chairman of such meeting. No other person or persons may appoint or require the appointment of inspectors of election.


                                   ARTICLE TWO
                                    DIRECTORS

Section 2.01. Authority and Qualifications.
-------------------------------------------

         Except where the law, the Articles or the Regulations otherwise provide, all authority of the corporation shall be vested in and exercised by its directors. Directors must be shareholders of the corporation.

         No person shall be eligible to be elected as a director unless he shall be in the position of chief executive officer or active leadership within his business or professional interest which shall be located within the geographic area in which the corporation or any of its subsidiaries operate or do business or shall serve as an executive officer of the corporation or any of its subsidiaries; except that this qualification shall not apply to a person elected as an initial director of the corporation. Any person nominated by the directors of the corporation for election as a director shall conclusively be deemed, for all corporate purposes, to have all of the qualifications required by this
Section 2.01, other than the required ownership of shares of the corporation. A director shall not be eligible for nomination and re-election as a director of the corporation after five years after such person's executive or leadership position within his business or professional interest which qualifies such person as a director of the corporation terminates; provided, however, that such five-year limitation shall not be applicable to a person who retires as chairman of the board or chief executive officer of the corporation. When a person's eligibility as a director of the corporation terminates, whether because of change in share ownership, position or residency, such person shall submit his resignation as a director effective at the pleasure of the board; provided, however, that in no event shall such person be nominated and re-elected as a director.


Section 2.02. Number of Directors and Term of Office.
-----------------------------------------------------

         A) Until changed in accordance with the provisions of the Regulations, the number of directors of the corporation shall be twelve (12).

         B) The number of directors may be fixed or changed in accordance with the Articles of the corporation at a meeting of the shareholders called for the purpose of electing directors at which a quorum is present.

         C) The directors may fix or change the number of directors by the affirmative vote of a majority of the authorized number of directors and may fill any director's office that is created by an increase in the number of directors; provided, however, that the directors may not increase the number of directors to more than fifteen (15) nor reduce the number of directors to less than nine
              (9).

         D) The board of directors shall be divided into three classes as nearly equal in number as the then fixed number of directors permits, with the term of office of one class expiring each year. The election of each class of directors shall be a separate election. At the first meeting of shareholders, directors of one class shall be elected to hold office for a term expiring at the 1994 annual meeting, directors of another class shall be elected to hold office for a term expiring at the 1995 annual meeting and directors of another class shall be elected to hold office for a term expiring at the 1996 annual meeting. At the 1994 annual meeting of shareholders and each succeeding annual meeting, successors to the class of directors whose term then expires shall be elected to hold office for a three-year term. A director shall hold office until the annual meeting for the year in which his term expires and until his successor is duly elected and qualified, or until his earlier resignation, removal from office or death. In the event of any increase in the number of directors of the corporation, the additional directors shall be similarly classified in such a manner that each class of directors shall be as equal in number as possible. In the event of any decrease in the number of directors of the corporation, such decrease shall be effected in such a manner that each class of directors shall be as equal in number as possible.

         E) No reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director.


Section 2.03. Nomination and Election.
--------------------------------------

        A) Any nominee for election as a director of the corporation may be proposed only by or at the direction of the board of directors or by any shareholder entitled to vote for the election of directors. Nominations, other than those made by or at the direction of the board of directors, shall be made in writing and shall be delivered or mailed by first-class United States mail, postage prepaid, to the secretary of the corporation not less than fourteen days nor more than fifty days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than twenty-one days' notice of the meeting is given to the shareholders, such nomination shall be delivered or mailed, as prescribed, to the secretary of the corporation not later than the close of business on the seventh day following the date on which the notice of meeting was mailed to the shareholders. Such notification shall contain the following information to the extent known by the notifying shareholder:

            1) the name, age, business address and residence address of each proposed nominee;

            2)  the principal occupation or employment of each proposed nominee;

            3) the number of shares of capital stock of the corporation which are beneficially owned by each proposed nominee and by the notifying shareholder; and

            4) any other information required to be disclosed with respect to a nominee for election as a director of the corporation in proxy solicitations pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, or any successor statute, rule or provision.

              Each such notification shall be accompanied by the written consent of the proposed nominee to serve as a director of the corporation if elected.

         B) If a shareholder shall attempt to nominate one or more persons for election as a director at any meeting at which directors are to be elected without having identified each such person in a written notice given as contemplated by, and/or without having provided therein the information specified in, division (A) of this Section, each such attempted nomination shall be invalid and shall be disregarded unless the person acting as chairman of the meeting determines that the facts warrant the acceptance of such nomination.

         C) The election of directors shall be by ballot whenever requested by the presiding officer of the meeting or by the holders of a majority of the voting shares outstanding, entitled to vote at such meeting and present in person or by proxy, but unless such request is made, the election shall be viva voce.

Section 2.04. Removal.
----------------------

         A director or directors may be removed from office only by the vote of the holders of shares entitling them to exercise not less than seventy-five percent (75%) of the voting power of the corporation to elect directors in place of those to be removed and only for cause. In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed. Failure to elect a director to fill the unexpired term of any director removed shall be deemed to create a vacancy in the board.


Section 2.05. Vacancies.
------------------------

         The remaining directors, though less than a majority of the whole authorized number of directors, may, by the vote of a majority of their number, fill any vacancy in the board for the unexpired term. A vacancy in the board exists within the meaning of this Section 2.05 in case the shareholders increase the authorized number of directors but fail at the meeting at which such increase is authorized, or an adjournment thereof, to elect the additional directors provided for, or in case the shareholders fail at any time to elect the whole authorized number of directors.


Section 2.06. Meetings.
-----------------------

         A meeting of the directors shall be held immediately following the adjournment of each annual meeting of shareholders at which directors are elected, and notice of such meeting need not be given. The directors shall hold such other meetings as may from time to time be called, and such other meetings of directors may be called only by the chairman of the board, the president, or any two directors. All meetings of directors shall be held at the principal office of the corporation in Marietta or at such other place within or without the State of Ohio as the directors may from time to time determine by a resolution. Meetings of the directors may be held through any communications equipment if all persons participating can hear each other and participation in a meeting pursuant to this provision shall constitute presence at such meeting.


Section 2.07. Notice of Meetings.
---------------------------------

         Notice of the place, if any, and time of each meeting of directors for which such notice is required by law, the Articles, the Regulations or the By-Laws shall be given to each of the directors by at least one of the following methods:

            (A) In a writing mailed or sent by overnight delivery service, not less than two days before such meeting and addressed to the residence or usual place of business of a director, as such address appears on the records of the corporation; or

            (B) By personal delivery or by telegram, cablegram, telephone or any other means of communication authorized by the director, not later than the day before the date on which such meeting is to be held.

         Notice given to a director by any one of the methods specified in the Regulations shall be sufficient, and the method of giving notice to all directors need not be uniform. Notice of any meeting of directors may be given only by the chairman of the board, the president or the secretary of the corporation. Any such notice need not specify the purpose or purposes of the meeting. Notice of adjournment of a meeting of directors need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.


Section 2.08. Waiver of Notice.
-------------------------------

         Notice of any meeting of directors may be waived in writing, either before or after the holding of such meeting, by any director, which writing shall be filed with or entered upon the records of the meeting. The attendance of any director at any meeting of directors without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall be deemed to be a waiver by such director of notice of such meeting. A telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by the director and that contains a waiver by such director, is a writing for purposes of this Section 2.08..


Section 2.09. Quorum.
---------------------

         A majority of the directors then in office, but in any case not less than one-third of the whole authorized number of directors, shall be necessary to constitute a quorum for a meeting of directors. The act of a majority of the directors present at a meeting at which a quorum is present is the act of the board, except as otherwise provided by law, the Articles or the Regulations.


Section 2.10. Executive Committee.
----------------------------------

         The directors, by resolution passed by a majority of the directors then in office, may create an executive committee or any other committee of directors, to consist of not less than three directors, and may authorize the delegation to such executive committee or other committees of any of the authority of the directors, however conferred, other than that of filling vacancies among the directors or in the executive committee or in any other committee of the directors.

         Such executive committee or any other committee of directors shall serve at the pleasure of the directors, shall act only in the intervals between meetings of the directors, and shall be subject to the control and direction of the directors. Such executive committee or other committee of directors may act by a majority of its members at a meeting or by a writing or writings signed by all of its members.

         Any act or authorization of any act by the executive committee or any other committee within the authority delegated to it shall be as effective for all purposes as the act or authorization of the directors. No notice of a meeting of the executive committee or of any other committee of directors shall be required. A meeting of the executive committee or of any other committee of directors may be called only by the president or by a member of such executive or other committee of directors. Meetings of the executive committee or of any other committee of directors may be held through any communications equipment if all persons participating can hear each other and participation in such a meeting shall constitute presence thereat.


Section 2.11. Compensation.
---------------------------

         Directors shall be entitled to receive as compensation for services rendered and expenses incurred as directors, such amounts as the directors may determine.


Section 2.12. By-Laws.
----------------------

         The directors may adopt, and amend from time to time, By-Laws for their own government, which By-Laws shall not be inconsistent with the law, the Articles or the Regulations.


                                  ARTICLE THREE
                                    OFFICERS

Section 3.01. Officers.
-----------------------

         The officers of the Corporation to be elected by the Directors shall be a Chairman of the Board, a Chief Executive Officer, a President, a Leadership Director if the Chairman of the Board is a Chief Executive Officer or President, one or more Executive Vice Presidents, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers and assistant officers as the Directors may, from time to time, elect. Any person or persons holding the office of Chairman of the Board, Chief Executive Officer or President must be a Director of the Corporation. The other officers of the Corporation may or may not be Directors of the Corporation. Officers need not be Shareholders of the Corporation unless they are also Directors of the Corporation, and may be paid such compensation as the Board of Directors (or a committee thereof) may determine. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law, the Articles, the Regulations or the By-Laws to be executed, acknowledged, or verified by two or more officers.


Section 3.02. Tenure of Office.
-------------------------------

         The officers of the corporation shall hold office at the pleasure of the directors. Any officer of the corporation may be removed, either with or without cause, at any time, by the affirmative vote of a majority of all the directors then in office; such removal, however, shall be without prejudice to the contract rights, if any, of the person so removed.


Section 3.03. Duties of the Chairman of the Board.
--------------------------------------------------

         The Chairman of the Board shall preside at all meetings of the Directors. Except as otherwise provided by law, the Articles, the Regulations or Resolution of the Directors, the Chairman of the Board shall have the same power as the President to sign all certificates evidencing shares of the Corporation. The Chairman of the Board shall perform such other duties and exercise such other powers as the Directors may, from time to time, assign to the Chairman of the Board.


Section 3.04 Duties of Leadership Director.
-------------------------------------------

         The Board of Directors may elect one of its non-executive members to the position of Leadership Director to lead the Board in its executive sessions when the Chairman is also holding an executive officer position and to act as Chairman of the Governance and Nominating Committee of the Board.

Section 3.05. Duties of the Chief Executive Officer.
----------------------------------------------------

         The chief executive officer of the corporation shall have, subject to the control of the directors, general supervision and management over the business of the corporation and over its officers and employees. Except as otherwise provided by law, the Articles, the Regulations or resolution of the directors, the chief executive officer shall have the same power as the president to sign all deeds, mortgages, bonds, contracts, notes and other instruments of the corporation. During the absence or disability of the president, the chief executive officer shall exercise all of the powers and perform all of the duties of the president except as otherwise provided by law. The chief executive officer shall preside at all meetings of the shareholders. The chief executive officer shall perform such other duties and exercise such other powers as the directors may, from time to time, assign to the chief executive officer.


Section 3.06 Duties of the President.
-------------------------------------

         The president of the corporation shall have, subject to the control of the directors and, if there be one, the chief executive officer, general and active supervision and management over the business of the corporation and over its officers and employees. The president shall be the principal operating and administrative officer of the corporation. If there is no chief executive officer, the president shall exercise all of the powers and perform all of the duties of the chief executive officer. Except as otherwise provided by law, the Articles, the Regulations or resolution of the directors, the president shall have the power to sign all certificates evidencing shares of the corporation and all deeds, mortgages, bonds, contracts, notes and other instruments of the corporation. The president shall, in the absence of the chief executive officer, preside at all meetings of the shareholders. The president shall perform such other duties and exercise such other powers as the directors may, from time to time, assign to the president.


Section 3.07. Duties of Executive Vice Presidents.
--------------------------------------------------

         The executive vice presidents shall perform such duties and exercise such powers as the directors may, from time to time, assign to them.


Section 3.08. Duties of Vice Presidents.
----------------------------------------

         The vice presidents shall perform such duties and exercise such powers as the directors may, from time to time, assign to them.


Section 3.09. Duties of the Secretary.
--------------------------------------

         It shall be the duty of the secretary, or of an assistant secretary, if any, in case of the absence or inability to act of the secretary, to keep minutes of all the proceedings of the shareholders and the directors and to make a proper record of the same; to perform such other duties as may be required by law, the Articles or the Regulations; to perform such other and further duties as may from time to time be assigned to him by the directors or the president; and to deliver all books, paper and property of the corporation in his possession to his successor, or to the president.


Section 3.10. Duties of the Treasurer.
--------------------------------------

         The treasurer, or an assistant treasurer, if any, in case of the absence or inability to act of the treasurer, shall receive and safely keep in charge all money, bills, notes, choses in action, securities and similar property belonging to the corporation, and shall do with or disburse the same as directed by the president or the directors; shall keep an accurate account of the finances and business of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital and shares, together with such other accounts as may be required and hold the same open for inspection and examination by the directors; shall give bond in such sum with such security as the directors may require for the faithful performance of his duties; shall, upon the expiration of his term of office, deliver all money and other property of the corporation in his possession or custody to his successor or the president; and shall perform such other duties as from time to time may be assigned to him by the directors.

Section 3.11.  Other Officers.
------------------------------

         Other elected officers shall perform such duties and exercise such powers as the directors may, from time to time, assign to them under officer titles designated.


Section 3.12. Voting Securities Owned by the Corporation.
---------------------------------------------------------

         Powers of attorney, proxies, waivers of notices of meetings, consents and other instruments relating to securities owned by the corporation may be executed in the name and on behalf of the corporation by the president or by such other officer of the corporation as shall be so authorized by the president or the board of directors. Any such person may, in the name and on behalf of the corporation, take all such action as he shall deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the corporation might have exercised and possessed if present.


                                  ARTICLE FOUR
                                     SHARES


Section 4.01. Certificates.
---------------------------

         Certificates evidencing ownership of shares of the corporation shall be issued to those entitled to them. Each certificate evidencing shares of the corporation shall bear a distinguishing number; the signatures of the chairman of the board, the president, or a vice president, and of the secretary, an assistant secretary, the treasurer or an assistant treasurer (except that when any such certificate is countersigned by an incorporated transfer agent or registrar, such signatures may be facsimile, engraved, stamped or printed); and such recitals as may be required by law. Certificates evidencing shares of the corporation shall be of such tenor and design as the directors may from time to time adopt and may bear such recitals as are permitted by law.


Section 4.02. Transfers.
------------------------

         Where a certificate evidencing a share or shares of the corporation is presented to the corporation or its proper agents with a request to register transfer, the transfer shall be registered as requested if:

         1) An appropriate person signs on each certificate so presented or signs on a separate document an assignment or transfer of shares evidenced by each such certificate, or signs a power to assign or transfer such shares, or when the signature of an appropriate person is written without more on the back of each such certificate; and

         2) Reasonable assurance is given that the endorsement of each appropriate person is genuine and effective; the corporation or its agents may refuse to register a transfer of shares unless the signature of each appropriate person is guaranteed by a commercial bank or trust company having an office or a correspondent in the City of New York or by a firm having membership in the New York Stock Exchange; and

         3) All applicable laws relating to the collection of transfer or other taxes have been complied with; and

         4) The corporation or its agents are not otherwise required or permitted to refuse to register such transfer.


Section 4.03. Transfer Agents and Registrars.
---------------------------------------------

         The directors may appoint one or more agents to transfer or to register shares of the corporation, or both.


Section 4.04.Lost,Wrongfully Taken or Destroyed Certificates.
-------------------------------------------------------------

         Except as otherwise provided by law, where the owner of a certificate evidencing shares of the corporation claims that such certificate has been lost, destroyed or wrongfully taken, the directors must cause the corporation to issue a new certificate in place of the original certificate if the owner:

         1) So requests before the corporation has notice that such original certificate has been acquired by a bona fide purchaser; and

         2) Files with the corporation, unless waived by the directors, an indemnity bond, with surety or sureties satisfactory to the corporation, in such sums as the directors may, in their discretion, deem reasonably sufficient as indemnity against any loss or liability that the corporation may incur by reason of the issuance of each such new certificate; and

         3) Satisfies any other reasonable requirements which may be imposed by the directors, in their discretion.



                                  ARTICLE FIVE
                          INDEMNIFICATION AND INSURANCE


Section 5.01. Mandatory Indemnification.
----------------------------------------

         The corporation shall indemnify any officer or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters I fees and transcript costs) , judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 5.01 shall be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo con tenders or its equivalent, shall not, of itself, rebut such presumption.


Section 5.02. Court-Approved Indemnification.
---------------------------------------------

         Anything contained in the Regulations or elsewhere to the contrary notwithstanding:

            A) the corporation shall not indemnify any officer or director of the corporation who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Washington County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

            B) the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 5.02.


Section 5.03. Indemnification for Expenses.
-------------------------------------------

         Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by him in connection therewith.



Section 5.04 Determination Required.
------------------------------------

         Any indemnification required under Section 5.01 and not precluded under
Section 5.02 shall be made by the corporation only upon a determination that such indemnification of the officer or director is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 5.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years, or (C) by the shareholders, or (D) by the Court of Common Pleas of Washington County, Ohio or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this
Section 5.04 at any time [including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04]; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by shareholders under division (C) of this Section 5.04 shall be evidence in rebuttal of the presumption recited in Section 5.01. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this Section 5.04 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten (10) days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Washington County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.


Section 5.05. Advances for Expenses.
------------------------------------

         Expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 5.01 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:

            A) if it shall ultimately be determined as provided in Section 5.04 that he is not entitled to be indemnified b@ the corporation as provided under Section 5.01; or

            B) if, in respect of any claim, issue or other matter asserted by or in the right of the corporation in such action or suit, he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation, unless and only to the extent that the Court of Common Pleas of Washington County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.


Section 5.06. Article Five Not Exclusive.
-----------------------------------------

         The indemnification provided by this Article Five shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.


Section 5.07. Insurance.
------------------------

         The corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article Five. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.


Section 5.08. Certain Definitions.
----------------------------------

         For purposes of this Article Five, and as examples and not by way of limitation:

            A) A person claiming indemnification under this Article Five shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of him); and

            B) References to an "other enterprise" shall include employee benefit plans; references to a "fine" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" within the meaning of that term as used in this Article Five.


Section 5.09. Venue.
--------------------

         Any action, suit or proceeding to determine a claim for indemnification under this Article Five may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Washington County, Ohio. The corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Washington County, Ohio in any such action, suit or proceeding.


                                   ARTICLE SIX
                                  MISCELLANEOUS


Section 6.01. Amendments.
-------------------------

         The Regulations may be amended, or new regulations may be adopted, at a meeting of shareholders held for such purpose in accordance with the Articles of the corporation, or without a meeting by the written consent of the holders of shares entitling them to exercise not less than all of the voting power of the corporation on such proposal.


Section 6.02. Action by Shareholders or Directors Without a Meeting.
--------------------------------------------------------------------

         Anything contained in the Regulations to the contrary notwithstanding, except as provided in Section 6.01, any action which may be authorized or taken at a meeting of the shareholders or of the directors or of a committee of the directors, as the case may be, may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, or all the directors, or all the members of such committee of the directors, respectively, which writings shall be filed with or entered upon the records of the corporation. A telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by a person described in this
Section 6.02 and that contains an affirmative vote or approval of that person is a signed writing for the purposes of this Section 6.02. The date on which that telegram, cablegram, electronic mail, or electronic or other transmission is sent is the date on which the writing is signed.